Citigroup Global Markets Holdings Inc.	September 26, 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH28499 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Your return on the securities will depend solely on the performance of the worst performing of the underlyings specified below.

▪	The securities offer the potential for automatic early redemption at a premium following the first valuation date (other than the final valuation date) on which the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value. If the securities are not automatically redeemed prior to maturity, the securities will provide for (i) repayment of the stated principal amount plus a premium at maturity if the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value or (ii) repayment of the stated principal amount at maturity, with no premium, if the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than or equal to its final buffer value. However, if the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value, you will lose more than 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer percentage. Accordingly, the lower the final underlying value of the worst performing underlying on the final valuation date, the less benefit you will receive from the buffer percentage. You may lose your entire investment in the securities.

▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying on the final valuation date, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying beyond the applicable premium.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlying	Initial underlying value*	Final buffer value**
	EURO STOXX 50® Index	5,499.70	4,674.745
	Russell 2000® Index	2,434.321	2,069.173
*For each underlying, its closing value on the pricing date **For each underlying, 85.00% of its initial underlying value
Stated principal amount:	$1,000 per security
Pricing date:	September 26, 2025
Issue date:	October 1, 2025
Maturity date:	Unless earlier redeemed, October 1, 2030, subject to postponement as described under “Additional Information” below.
Automatic early redemption:	If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value, the securities will be automatically redeemed on the third business day immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity, for each security you then hold, an amount in cash equal to:

▪

If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its initial underlying value:

$1,000 + the premium applicable to the final valuation date

▪

If the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than or equal to its final buffer value:

$1,000

▪

If the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value:

$1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying on the final valuation date + the buffer percentage)]

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value, which means that the worst performing underlying has depreciated from its initial underlying value by more than the buffer percentage, you will lose more than 1% of the stated principal amount of your securities at maturity for every 1% by which that depreciation exceeds the buffer percentage. Accordingly, the lower the final underlying value of the worst performing underlying on the final valuation date, the less benefit you will receive from the buffer.

Final underlying value:	For each underlying, its closing value on the final valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Buffer percentage:	15.00%
Buffer rate:	The initial underlying value of each underlying divided by its final buffer value, which is approximately 117.65%
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17333MG31 / US17333MG313
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$30.00	$970.00
Total:	$1,006,000.00	$30,180.00	$975,820.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $955.40 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate.  It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $970.00 per security.

(3) CGMI will receive an underwriting fee of $30.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $30.00 for each security they sell in this offering to accounts other than fiduciary accounts.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-10 dated March 7, 2023	Underlying Supplement No. 11 dated March 7, 2023

Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030
KEY TERMS (continued)
Valuation dates and premiums:	The valuation dates and the premium applicable to each valuation date are set forth below. The premium may be significantly less than the appreciation of the worst performing underlying from the pricing date to the applicable valuation date.
	Valuation date (expected)*		Premium
	•	October 9, 2026:	10.700% of the stated principal amount
	•	December 28, 2026:	13.375% of the stated principal amount
	•	March 30, 2027:	16.050% of the stated principal amount
	•	June 28, 2027:	18.725% of the stated principal amount
	•	September 27, 2027:	21.400% of the stated principal amount
	•	December 27, 2027:	24.075% of the stated principal amount
	•	March 27, 2028:	26.750% of the stated principal amount
	•	June 26, 2028:	29.425% of the stated principal amount
	•	September 26, 2028:	32.100% of the stated principal amount
	•	December 27, 2028:	34.775% of the stated principal amount
	•	March 26, 2029:	37.450% of the stated principal amount
	•	June 26, 2029:	40.125% of the stated principal amount
	•	September 26, 2029:	42.800% of the stated principal amount
	•	December 27, 2029:	45.475% of the stated principal amount
	•	March 26, 2030:	48.150% of the stated principal amount
	•	June 26, 2030:	50.825% of the stated principal amount
	•	September 26, 2030 (the “final valuation date”):	53.500% of the stated principal amount
*Each valuation date is subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur

September 2025	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether the securities are automatically redeemed as well as your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement (except as set forth in the next paragraph). The accompanying underlying supplement contains important disclosures regarding the underlyings that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the Final Valuation Date; Postponement of the Maturity Date. If the scheduled final valuation date is not a scheduled trading day with respect to an underlying, the final valuation date will be postponed to the next succeeding scheduled trading day with respect to that underlying. In addition, if a market disruption event occurs with respect to an underlying on the scheduled final valuation date, the calculation agent may, but is not required to, postpone the final valuation date to the next succeeding scheduled trading day for that underlying on which a market disruption event does not occur with respect to that underlying. However, in no event will the scheduled final valuation date for an underlying be postponed more than five scheduled trading days after the originally scheduled final valuation date as a result of a market disruption event occurring on the scheduled final valuation date (as it may be postponed). The postponement of the final valuation date for one underlying will not result in the postponement of the final valuation date for any other underlying. If the final valuation date is postponed for an underlying so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be postponed to the third business day after the last final valuation date for an underlying as postponed. The provisions in this paragraph supersede the related provisions in the accompanying product supplement to the extent the provisions in this paragraph are inconsistent with those provisions. The terms “scheduled trading day” and “market disruption event” are defined in the accompanying product supplement. The valuation dates prior to the final valuation date are subject to postponement on the terms set forth with respect to valuation dates in the accompanying product supplement.

September 2025	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Payout Table and Diagram

The table below illustrates how the amount payable per security will be calculated if the closing value of the worst performing underlying on any valuation date is greater than or equal to its initial underlying value.

If the first valuation date on which the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value is. . .	. . . then you will receive the following payment per $1,000 security upon automatic early redemption or at maturity, as applicable:
October 9, 2026	$1,000.00 + applicable premium = $1,000.00 + $107.00 = $1,107.00
December 28, 2026	$1,000.00 + applicable premium = $1,000.00 + $133.75 = $1,133.75
March 30, 2027	$1,000.00 + applicable premium = $1,000.00 + $160.50 = $1,160.50
June 28, 2027	$1,000.00 + applicable premium = $1,000.00 + $187.25 = $1,187.25
September 27, 2027	$1,000.00 + applicable premium = $1,000.00 + $214.00 = $1,214.00
December 27, 2027	$1,000.00 + applicable premium = $1,000.00 + $240.75 = $1,240.75
March 27, 2028	$1,000.00 + applicable premium = $1,000.00 + $267.50 = $1,267.50
June 26, 2028	$1,000.00 + applicable premium = $1,000.00 + $294.25 = $1,294.25
September 26, 2028	$1,000.00 + applicable premium = $1,000.00 + $321.00 = $1,321.00
December 27, 2028	$1,000.00 + applicable premium = $1,000.00 + $347.75 = $1,347.75
March 26, 2029	$1,000.00 + applicable premium = $1,000.00 + $374.50 = $1,374.50
June 26, 2029	$1,000.00 + applicable premium = $1,000.00 + $401.25 = $1,401.25
September 26, 2029	$1,000.00 + applicable premium = $1,000.00 + $428.00 = $1,428.00
December 27, 2029	$1,000.00 + applicable premium = $1,000.00 + $454.75 = $1,454.75
March 26, 2030	$1,000.00 + applicable premium = $1,000.00 + $481.50 = $1,481.50
June 26, 2030	$1,000.00 + applicable premium = $1,000.00 + $508.25 = $1,508.25
September 26, 2030 (the final valuation date)	$1,000.00 + applicable premium = $1,000.00 + $535.00 = $1,535.00

If, on any valuation date, the closing value of any underlying is less than its initial underlying value, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing value of each underlying on the applicable valuation date must be greater than or equal to its initial underlying value.

September 2025	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

The diagram below illustrates your payment at maturity, assuming the securities have not previously been automatically redeemed, for a range of hypothetical underlying returns of the worst performing underlying on the final valuation date. Your payment at maturity (if the securities are not earlier automatically redeemed) will be determined based solely on the performance of the worst performing underlying on the final valuation date.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlyings” below.

Payment at Maturity

■ The Securities	■ The Worst Performing Underlying on the Final Valuation Date
September 2025	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Hypothetical Examples of the Payment at Maturity

The table and examples below illustrate how to determine the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. The table and examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The table and examples below are based on a hypothetical initial underlying value of 100.00 and a hypothetical final buffer value of 85.00 for each underlier and do not reflect the actual initial underlying values or final buffer values of the underlyings. For the actual initial underlying value and final buffer value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value and final buffer value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.

The table and examples below are intended to illustrate how, if the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. Your actual payment at maturity per security, if the securities are not automatically redeemed prior to maturity, will depend on the actual final underlying value of the worst performing underlying on the final valuation date.

Hypothetical Final Underlying Value of the Worst Performing Underlying on the Final Valuation Date	Hypothetical Underlying Return of the Worst Performing Underlying on the Final Valuation Date	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(1)
200.00	100.00%	$1,535.00	53.50%
190.00	90.00%	$1,535.00	53.50%
180.00	80.00%	$1,535.00	53.50%
170.00	70.00%	$1,535.00	53.50%
160.00	60.00%	$1,535.00	53.50%
150.00	50.00%	$1,535.00	53.50%
140.00	40.00%	$1,535.00	53.50%
130.00	30.00%	$1,535.00	53.50%
120.00	20.00%	$1,535.00	53.50%
110.00	10.00%	$1,535.00	53.50%
105.00	5.00%	$1,535.00	53.50%
100.00	0.00%	$1,535.00	53.50%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
84.99	-15.01%	$999.88	-0.01%
80.00	-20.00%	$941.18	-5.88%
70.00	-30.00%	$823.53	-17.65%
60.00	-40.00%	$705.88	-29.41%
50.00	-50.00%	$588.24	-41.18%
40.00	-60.00%	$470.59	-52.94%
30.00	-70.00%	$352.94	-64.71%
20.00	-80.00%	$235.29	-76.47%
10.00	-90.00%	$117.65	-88.24%
0.00	-100.00%	$0.00	-100.00%

(1) Hypothetical total return on securities at maturity = (i) hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by (ii) $1,000 stated principal amount per security

Example 1—Upside Scenario A. The final underlying value of the worst performing underlying on the final valuation date is 110.00, resulting in a 10.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index*	110.00	10.00%
Russell 2000® Index	130.00	30.00%

September 2025	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

*Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + the premium applicable to the final valuation date

= $1,000 + $535.00

= $1,535.00

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value, you would be repaid the stated principal amount of your securities at maturity plus the premium applicable to the final valuation date.

Example 2—Upside Scenario B. The final underlying value of the worst performing underlying on the final valuation date is 170.00, resulting in a 70.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index	190.00	90.00%
Russell 2000® Index*	170.00	70.00%

*Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + the premium applicable to the final valuation date

= $1,000 + $535.00

= $1,535.00

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is greater than its initial underlying value, you would be repaid the stated principal amount of your securities at maturity plus the premium applicable to the final valuation date. In this example, the premium applicable to the final valuation date is less than the appreciation of the worst performing underlying on the final valuation date, and as a result an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the worst performing underlying on the final valuation date.

Example 3—Par Scenario. The final underlying value of the worst performing underlying on the final valuation date is 90.00, resulting in a -10.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than or equal to its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index	100.00	0.00%
Russell 2000® Index*	90.00	-10.00%

*Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its initial underlying value but greater than or equal to its final buffer value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 4—Downside Scenario A. The final underlying value of the worst performing underlying on the final valuation date is 50.00, resulting in a -50.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index*	50.00	-50.00%
Russell 2000® Index	70.00	-30.00%

*Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying on the final valuation date + the buffer percentage)]

= $1,000 + [$1,000 × 1.1765 × (-50.00% + 15.00%)]

= $1,000 + [$1,000 × 1.1765 × -35.00%]

= $1,000 + -$411.76

= $588.24

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value, you would lose a portion of your investment in the securities. Your payment at maturity would reflect a loss of more than 1% of the stated principal

September 2025	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

amount of your securities (at a rate equal to the buffer rate) for every 1% by which the worst performing underlying declined beyond the buffer percentage.

Example 5—Downside Scenario B. The final underlying value of the worst performing underlying on the final valuation date is 30.00, resulting in a -70.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index	50.00	-50.00%
Russell 2000® Index*	30.00	-70.00%

*Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying on the final valuation date + the buffer percentage)]

= $1,000 + [$1,000 × 1.1765 × (-70.00% + 15.00%)]

= $1,000 + [$1,000 × 1.1765 × -55.00%]

= $1,000 + -$647.06

= $352.94

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its final buffer value, you would lose a portion of your investment in the securities. Your payment at maturity would reflect a loss of more than 1% of the stated principal amount of your securities (at a rate equal to the buffer rate) for every 1% by which the worst performing underlying declined beyond the buffer percentage. A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the worst performing underlying on the final valuation date. The greater the depreciation of the worst performing underlying on the final valuation date, the closer your negative return on the securities will be to the depreciation of the worst performing underlying on the final valuation date.

September 2025	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying on the final valuation date. If the worst performing underlying on the final valuation date depreciates by more than the buffer percentage from its initial underlying value to its final underlying value, you will lose more than 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer percentage. You should understand that any depreciation of the worst performing underlying on the final valuation date in excess of its buffer percentage will result in a magnified loss to your investment at a rate equal to the buffer rate, which will progressively offset any protection that the buffer percentage would offer. The lower the final underlying value of the worst performing underlying on the final valuation date, the less benefit you will receive from the buffer percentage. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity, as described on the cover page of this pricing supplement. If the closing value of the worst performing underlying on one of the valuation dates is greater than or equal to its initial underlying value, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing value of the worst performing underlying on that valuation date may exceed its initial underlying value. Accordingly, any premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlyings.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

▪	You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. If the closing value of the worst performing underlying on any valuation date prior to the final valuation date is greater than or equal to its initial underlying value, the securities will be automatically redeemed. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing

September 2025	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

supplement do not show any effect of such lost dividend yield over the term of the securities.  In addition, you will not have voting rights or any other rights with respect to the underlyings or the stocks included in the underlyings.

▪	Your payment at maturity depends on the closing value of the worst performing underlying on a single day. Because your payment at maturity depends on the closing value of the worst performing underlying on the final valuation date solely on the final valuation date, you are subject to the risk that the closing value of the worst performing underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the worst performing underlying on the final valuation date that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the worst performing underlying on the final valuation date, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the placement fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the closing values of the underlyings, dividend yields on the stocks that constitute the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in

September 2025	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the stocks that constitute the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The EURO STOXX 50® Index is subject to risks associated with non-U.S. markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the euro prices of the stocks included in the EURO STOXX 50® Index.

▪	The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Our offering of the securities does not constitute a recommendation of any underlying by CGMI or its affiliates or by the placement agents or their affiliates. The fact that we are offering the securities does not mean that we believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the stocks that constitute the underlyings or in instruments related to the underlyings or such stocks over the term of the securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or the placement agents or their affiliates may affect the value of the underlyings in a way that has a negative impact on your interests as a holder of the securities.

▪	The closing values of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines.

▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlyings, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information about such issuers, which we and they will not disclose to you. Moreover, if any of our affiliates or the

September 2025	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

placement agents or their affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events or the discontinuation of an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Adjustments to the underlyings may affect the value of your securities. The publisher of an underlying may add, delete or substitute the stocks that constitute that underlying or make other methodological changes that could affect the level of that underlying. An underlying publisher may discontinue or suspend calculation or publication of an underlying at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

September 2025	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of certain European countries. The EURO STOXX 50® Index is calculated and maintained by STOXX Limited.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the EURO STOXX 50® Index from publicly available information and have not independently verified any information regarding the EURO STOXX 50® Index.  This pricing supplement relates only to the securities and not to the EURO STOXX 50® Index.  We make no representation as to the performance of the EURO STOXX 50® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the EURO STOXX 50® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the EURO STOXX 50® Index on September 26, 2025 was 5,499.70.

The graph below shows the closing value of the EURO STOXX 50® Index for each day such value was available from January 2, 2015 to September 26, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Values January 2, 2015 to September 26, 2025

September 2025	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions—The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index.  This pricing supplement relates only to the securities and not to the Russell 2000® Index.  We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index on September 26, 2025 was 2,434.321.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 2, 2015 to September 26, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical closing values as an indication of future performance.

Russell 2000® Index – Historical Closing Values January 2, 2015 to September 26, 2025

September 2025	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

September 2025	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $30.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $30.00 for each security they sell in this offering to accounts other than fiduciary accounts.  The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. For the avoidance of doubt, the fees and commissions described on the cover of this pricing supplement will not be rebated or subject to amortization if the securities are automatically redeemed.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

September 2025	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Due October 1, 2030

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2025 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

September 2025	PS-17